UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2009

Bergio International, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware	n/a
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

12 Daniel Road E. Fairfield, New Jersey 07004
(Address of principal executive offices)

(973) 227-3230
(Issuer’s telephone number)

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – Matters Related to Accountants and Financial Statements

Item 4.01	Changes in Registrant’s Certifying Accountant.

On October 22, 2009, Board of Directors of the Registrant dismissed Seale and Beers, CPAs, its independent registered public account firm. On October 27, 2009, the accounting firm of Maddox Ungar Silberstein, PLLC was engaged as the Registrant’s new independent registered public accounting firm. The Board of Directors of the Registrant approved of the dismissal of Seale and Beers, CPAs and the engagement of Maddox Ungar Silberstein, PLLC as its independent auditor.

Seale and Beers, CPAs did not produce a report on the Registrant’s financial statements for either of the past two years or any interim period through the date of dismissal on October 22, 2009.

During the Registrant’s two most recent fiscal years and through October 22, 2009, there were no disagreements with Seale and Beers, CPAs whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Seale and Beers, CPAs’ satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with any report on the Registrant’s financial statements.

The Registrant has requested that Seale and Beers, CPAs furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter is attached as an exhibit to this Amendment No. 1 on Form 8-K/A.

On October 27, 2009, the Registrant engaged Maddox Ungar Silberstein, PLLC as its independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement and through October 27, 2009, the registrant has not consulted Maddox Ungar Silberstein, PLLC regarding any of the matters set forth in Item 304(a)(2) of Regulation S-K.

SECTION 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits

Exhibit No.	Description
16.1	Letter from Seale and Beers, CPAs, dated November 3, 2009 to the Securities and Exchange Commission regarding statements included in this Form 8-K

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bergio International, Inc.

/s/Berge Abajian
Berge Abajian
Chief Executive Officer

Date:          November 3, 2009